UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 27, 2005
PATRIOT CAPITAL FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
61 Wilton Road, Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 227-7778
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information included under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On July 27, 2005, we, through a wholly-owned bankruptcy remote, special purpose subsidiary of ours, entered into a securitization revolving credit facility, with an entity affiliated with Harris Nesbitt Corp., one of the underwriters of our initial public offering. The facility allows our special purpose subsidiary to borrow up to $140.0 million through the issuance of a variable funding note to a multi-seller commercial paper conduit administered by the affiliated entity. The facility is secured by all of the loans held by the special purpose subsidiary.
     The facility bears interest at the commercial paper rate plus 1.75%. Our ability to make draws under the facility expires on July 24, 2008, unless extended prior to such date for an additional 364-day period with the consent of the lender thereto. If the facility is not extended, any principal amounts then outstanding will be amortized over a 24-month period following July 24, 2008 and interest will accrue on outstanding borrowings under the facility at the prime rate plus 2.00%. We will use the net proceeds of the facility to fund our loan origination activities and for general corporate purposes.
     The facility contains restrictions pertaining to the geographic and industry concentrations of funded loans, maximum size of funded loans, interest rate payment frequency of funded loans, maturity dates of funded loans and minimum yields on funded loans. These restrictions may affect the amount of draws our special purpose subsidiary may make under the facility from time to time. The facility also contains certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, violation of which could result in the early termination of the facility. In addition, each advance of funds under the securitization facility is subject to the satisfaction of certain conditions.
      In connection with the facility, our special purpose subsidiary may be required under certain circumstances to enter into interest rate swap agreements or other interest rate hedging transactions. We have agreed to guarantee the payment of certain swap breakage costs that may be payable by our special purpose subsidiary in connection with any such interest rate swap agreements or other interest rate hedging transactions.
     Harris Nesbitt Corp. and/or its affiliates may perform services for us in the ordinary course of their business.

     A copy of the operative agreements pertaining to the securitization revolving credit facility are attached hereto as Exhibits 10.1 through 10.4, are incorporated by reference herein, and the foregoing description is qualified in its entirety by reference to such exhibits.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits.

Exhibit No.	Description

10.1	Loan Funding and Servicing Agreement by and among the Registrant, Patriot Capital Funding LLC I, Fairway Finance Company, LLC, Harris Nesbitt Corp. and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 1 to Patriot Capital Funding, Inc.’s Registration Statement on Form N-2 (File No. 333-124831), filed on August 1, 2005)

10.2	Purchase and Sale Agreement by and between the Registrant and Patriot Capital Funding LLC I (Incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1 to Patriot Capital Funding, Inc.’s Registration Statement on Form N-2 (File No. 333-124831), filed on August 1, 2005)

10.3	Securities Account Control Agreement by and among the Registrant, Patriot Capital Funding LLC I, Harris Nesbitt Corp. and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 1 to Patriot Capital Funding, Inc.’s Registration Statement on Form N-2 (File No. 333-124831), filed on August 1, 2005)

10.4	Intercreditor and Concentration Account Administration Agreement by and among the Registrant, U.S. Bank National Association and Wells Fargo, National Association (Incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1 to Patriot Capital Funding, Inc.’s Registration Statement on Form N-2 (File No. 333-124831), filed on August 1, 2005)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	PATRIOT CAPITAL FUNDING, INC.
	By:	/s/ Timothy W. Hassler
Timothy W. Hassler
Chief Operating Officer and Chief Compliance Officer